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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 ENTEGRIS, INC.

     The undersigned incorporator, being a natural person 18 years of age or older, and for the purpose of forming a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

     The name of this corporation shall be Entegris, Inc.

                                   ARTICLE II
                                Registered Office

     The location and address of this corporation's registered office shall be 3500 Lyman Boulevard, Chaska, MN 55318.

                                   ARTICLE III
                               Authorized Capital

     The total authorized number of shares of this corporation is one hundred million (100,000,000) shares, all of which shall be shares of common stock, with a par value of one ($0.01) per share.

                                   ARTICLE IV
                            Cumulative Voting Rights

     The shareholders of this corporation shall have no rights of cumulative voting for the election of directors.

                                    ARTICLE V
                                Preemptive Rights

     The shareholders of this corporation shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation, or of any rights to purchase shares or other securities of this corporation, before the corporation may offer them to other persons.

                                   ARTICLE VI
                                  Incorporator

     The name and address of the incorporator of this corporation is Jay L. Bennett, Dunkley, Bennett & Christensen, P.A., 701 Fourth Avenue South, Minneapolis, MN 55415.
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                                   ARTICLE VI
                        Board of Directors Written Action

     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                  ARTICLE VIII
                        Limitation of Director Liability

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes
Section 302A.559, or a sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the effective date of these Articles. If Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, I signed these Articles of Incorporation on June ___, 1999.


                                         /s/ Jay L. Bennett
                                        -----------------------------------
                                        Jay L. Bennett, Incorporator


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